UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2012

METROCORP BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 21, 2012, MetroCorp Bancshares, Inc. (the “Company”) closed the public offering of 5,111,750 shares of its common stock, $1.00 par value per share (the “Offering”), at a price of $9.00 per share. The shares sold in the Offering included 666,750 shares sold pursuant to the underwriter’s full exercise of its option to purchase additional shares to cover over-allotments. The offering was made pursuant to an underwriting agreement between the Company and Keefe, Bruyette & Woods, Inc., the sole underwriter.

Proceeds to the Company, after deducting the underwriting discount and commissions and Offering expenses were approximately $43.0 million.

The offering was made pursuant to a registration statement on Form S-3 (File No. 333-180889) of the Company, which became effective on May 7, 2012. A prospectus supplement, dated May 16, 2012, to the base prospectus, dated May 7, 2012, forming a part of the registration statement was filed on May 17, 2012 with the Securities and Exchange Commission under Rule 424(b)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC.
(Registrant)

Dated: May 22, 2012	By:	/s/ George M. Lee

George M. Lee
Executive Vice Chairman, President and
Chief Executive Officer